VKAC:CMS142 485BPOS



           Consent of Independent Certified Public Accountants

     We have issued our report dated May 1, 1997 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 142 as of February 28, 1997, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
June 23, 1997